Exhibit 99.1

Lisa K. Klinger
FOR IMMEDIATE RELEASE	Chief Financial Officer
(212) 515-2655

lklinger@vince.com

Vince Holding Corp. Reports Fourth Quarter and Fiscal Year 2013 Results

- Net Sales increased 20.5% for fourth quarter and 19.9% for fiscal 2013 -

- Operating Income increased 21.0% for fourth quarter and 20.6% for fiscal 2013 -

- Adjusted diluted EPS increased 15.0% to $0.23 for fourth quarter and 21.7% to $0.73 for fiscal 2013 -

- Company provides guidance for fiscal 2014 -

NEW YORK, New York – March 27, 2014 – Vince Holding Corp. (NYSE: VNCE), a leading contemporary fashion brand, today reported unaudited results for the fourth quarter and fiscal year ended February 1, 2014.

On November 27, 2013, Vince Holding Corp. (“Vince” or the “Company”), formerly known as Apparel Holding Corp. and Kellwood Holding Corp., completed an initial public offering (“IPO”) of its common stock. Prior to the IPO and the related restructuring transactions, Vince Holding Corp. was a diversified apparel company operating a broad portfolio of fashion brands, which included Vince. As a result of the IPO and the related restructuring transactions, the non-Vince businesses were separated from the Vince business, and the Vince business became the sole operating business of Vince Holding Corp. In this press release, the Company is presenting its financial results in conformity with U.S. generally accepted accounting principles (“GAAP”), which include the historical financial information of the non-Vince businesses as discontinued operations until the separation of the non-Vince businesses on November 27, 2013. In addition, the Company is also presenting results on an “adjusted” basis in order to exclude the impact of results of the non-Vince businesses, certain public company transition costs and other adjustments.

Adjusted results presented in this press release are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for more information about the Company’s use of non-GAAP financial measures and Exhibits (4) through (7) to this press release for a reconciliation of actual GAAP results to such adjusted results.

Jill Granoff, Chief Executive Officer of Vince, commented “It was another great year for the Vince brand as we achieved many important milestones. We are particularly proud of our successful IPO last fall which is a testament to our strong track record and significant future potential. We are also pleased that we continued to deliver industry-leading results and record sales in fiscal 2013 with double-digit growth across all distribution channels. In wholesale, we remained the number one or number two contemporary brand with our key department store partners. In retail, we delivered 20% comparable store sales and just completed our 17th consecutive quarter of comp store increases, while our ecommerce business remained our fastest growing channel. These results reinforce the strength of our compelling product assortment and loyal customer following.”

For the fourth quarter ended February 1, 2014:

•	Net sales for the fourth quarter, were $87.8 million, up 20.5% over the $72.8 million achieved during the 14 week period ended February 2, 2013. Comparable store sales for the fourth quarter of fiscal 2013 increased 12.2% over the comparable 13 week period of fiscal 2012.

•	Gross profit in the fourth quarter of fiscal 2013 increased 22.9% to $40.1 million from $32.7 million in the fourth quarter of fiscal 2012. Gross profit as a percentage of net sales increased to 45.7% from 44.9% in fiscal 2012.

•	Selling, general, and administrative expenses in the fourth quarter of fiscal 2013, which included public company transition costs, increased $4.9 million to $25.2 million, or 28.7% as a percent of sales compared to 27.9% in the fourth quarter of fiscal 2012. Excluding public company transition costs in both periods, adjusted selling, general, and administrative expenses as a percent of sales was 25.8% for the fourth quarter of fiscal 2013 as compared to 23.2% for the fourth quarter of fiscal 2012.

•	Operating income for the fourth quarter of fiscal 2013 increased 21.0% to $14.9 million compared to operating income of $12.3 million for the fourth quarter of fiscal 2012. Public company transition costs in the fourth quarter of fiscal 2013 reduced operating income by $2.6 million and operating income in the fourth quarter of fiscal 2012 by $3.4 million. Excluding these items, adjusted operating income for the fourth quarter of fiscal 2013 increased 11.2% to $17.5 million and, as a percent of sales, was 19.9% compared to 21.6% in fiscal 2012.

•	Net income for the fourth quarter of fiscal 2013 was $0.6 million, which includes the impact of public company transition costs and results of the non-Vince businesses that were separated on November 27, 2013, compared to a net loss of ($11.6) million for the fourth quarter of fiscal 2012. Diluted earnings per share for the fourth quarter of fiscal 2013 was $0.02 compared to a net loss per share for the fourth quarter of fiscal 2012 of ($0.44).

•	Adjusted net income for the fourth quarter of fiscal 2013 increased 15.1% to $8.7 million from $7.6 million in fiscal 2012. Fourth quarter adjusted diluted earnings per share increased 15.0% to $0.23 in fiscal 2013 from $0.20 in fiscal 2012.

For the fiscal year ended February 1, 2014:

•	Net sales for the 52 week fiscal 2013 period were $288.2 million, an increase of $47.8 million, or 19.9%, over the 53 week fiscal 2012 period. Our comparable store sales for fiscal 2013 increased 20.6% over the comparable 52 week period of fiscal 2012.

•	Gross profit for fiscal 2013 increased 22.9% to $133.0 million from $108.2 million in fiscal 2012. Gross profit as a percentage of net sales for fiscal 2013 increased to 46.2% from 45.0% in fiscal 2012.

•	Selling, general, and administrative expenses for fiscal 2013 increased 24.4%, or $16.4 million, to $83.7 million versus $67.3 million in fiscal 2012. Excluding public company transition costs in both periods, adjusted selling, general, and administrative expenses for fiscal 2013 increased $16.0 million to $73.9 million compared to $57.9 million in fiscal 2012. As a percent of sales, adjusted selling, general, and administrative expenses for fiscal 2013 increased to 25.6% from 24.1% in fiscal 2012.

•	Operating income increased $8.4 million, or 20.6%, to $49.4 million from $40.9 million in fiscal 2012. Excluding public company transition costs of $9.8 million and $9.3 million in fiscal 2013 and fiscal 2012 respectively, adjusted operating income increased $8.8 million, or 17.6%, to $59.1 million in fiscal 2013 from $50.3 million in fiscal 2012. As a percent of sales, adjusted operating margin for fiscal 2013 was20.5% compared to 20.9%in fiscal 2012.

•	For fiscal 2013, the Company reported a net loss of ($27.4) million, which includes the impact of public company transition costs and results of the non-Vince businesses that were separated on November 27, 2013, compared to a net loss for fiscal 2012 of ($107.7) million. Net loss per share for fiscal 2013 was ($0.98) compared to a net loss per share for fiscal 2012 of ($4.11).

•	Adjusted net income for fiscal 2013 increased 23.6% to $28.1 million for fiscal 2013 from $22.7 million for fiscal 2012. Adjusted diluted earnings per share increased 21.7% to $0.73 in fiscal 2013 compared to $0.60 in fiscal 2012.

Balance Sheet

The Company’s cash balance at the end of fiscal 2013 was approximately $21.5 million, an increase of $21.2 million compared to the cash balance at the end of fiscal 2012. This increase was primarily attributable to cash generated from operations. The Company paid down $5.0 million of debt during the fourth quarter of fiscal 2013. Fiscal 2013 year-end total debt was $170.0 million.

Inventory at the end of fiscal 2013 increased to $34.0 million versus $18.9 million at the end of fiscal 2012 due primarily to increased sales volumes, new retail stores and shop-in-shops and the planned delay in timing of certain shipments to select retail partners.

Capital expenditures for fiscal 2013 totaled $10.1 million, $9.2 million of which was attributable to real estate activities, such as new and remodeled stores and shop-in-shop build-outs. The Company also spent approximately $0.9 million on other various ecommerce, information system and merchandising initiatives.

2014 Outlook

Ms. Granoff continued, “While 2013 was a terrific year, we are even more excited about 2014 as we continue our evolution to becoming a global, dual-gender lifestyle brand. We have crystallized our plans for continued sales and profit momentum from both a product and channel perspective, and built a very talented and experienced team to successfully implement our strategic growth plans. We have also begun implementing several initiatives to drive significant gross margin rate expansion and have developed a spending plan that provides investment in our long-term strategies while supporting the business needs of today. Given this, we believe that fiscal 2014 will be another strong year of operating performance.”

For fiscal 2014, the Company expects to:

•	Achieve total net sales of $325 million to $340 million, including revenues from 6 to 8 new retail stores and comparable store sales growth in the high single-digit to low double-digit range

•	Expand gross margin 150 to 250 basis points

•	Increase selling, general, and administrative expenses as a percent of sales 150 to 250 basis points over adjusted fiscal 2013 rate of 25.6%

•	Generate diluted earnings per share of $0.85 to $0.90

•	Spend approximately $15 million to $20 million in capital expenditures

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted selling, general and administrative expenses, adjusted operating income, adjusted interest expense, adjusted provision for taxes, adjusted net loss from discontinued operations, adjusted net income and adjusted earnings per share and related shares outstanding, which are non-GAAP financial measures, in order to eliminate the effect on operating results of certain public company transition costs and the results of the non-Vince businesses that were separated on November 27, 2013, as well as present interest expense and income taxes during all periods on a basis that is consistent with our current debt structure and anticipated effective tax rates. The Company believes that the presentation of adjusted results facilitates an understanding of the Company’s continuing operations without the non-recurring impact associated with the IPO and related restructuring transactions. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results has been provided in Exhibits (4) through (7) to this press release.

2013 Full Year Earnings Conference Call

The Company plans to release its fourth quarter and fiscal year 2013 results and its outlook for fiscal 2014 on Thursday, March 27, 2014. A conference call will be held at 9:00 a.m. ET on that date, hosted by Vince Holding Corp. Chief Executive Officer, Jill Granoff, and Chief Financial Officer, Lisa Klinger. During the conference call, the Company may answer questions concerning business and financial developments, trends and other business or financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing 877-201-0168, conference ID 9776448. Any interested party will also have the opportunity to access the call via the Internet at http://investors.vince.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 30 days after the date of the event. Recordings may be accessed at http://investors.vince.com/.

ABOUT VINCE

Founded in 2002, Vince is a prominent contemporary fashion brand known for its modern effortless style and everyday luxury essentials. The company offers a broad range of women’s and men’s ready-to-wear including its signature cashmere sweaters, leather jackets, luxe leggings, dresses, silk and woven tops, denim and footwear. Vince is carried in over 2,300 stores across 47 countries and operates 22 full-price retail locations, 6 outlet stores and its e-commerce site, vince.com.

Forward Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the financial results or benefits anticipated. These forward-looking statements are not guarantees of actual results. Our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies, our ability to expand our product offerings into new product categories including the ability find suitable licensing partners; our ability to successfully implement our marketing initiatives, our ability to protect our trademarks in the U.S. and internationally, our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading “Risk Factors.” We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Exhibit (1)

Vince Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(Unaudited, amounts in thousands except

percentages and share and per share data)

	Three Months Ended
	February 1, 2014	February 2, 2013
Net sales	$87,758	$72,831
Cost of products sold	47,616	40,165

Gross profit	40,142	32,666
as a % of net sales	45.7%	44.9%
Selling, general and administrative expenses	25,212	20,329

as a % of net sales	28.7%	27.9%
Income from operations	14,930	12,337
as a % of net sales	17.0%	16.9%
Interest expense, net	2,128	10,686
Other expense, net	42	190

Income before income taxes	12,760	1,461
Provision for income taxes	4,449	241

Net income from continuing operations	8,311	1,220
Net loss from discontinued operations, net of tax	(7,729)	(12,827)

Net income (loss)	$582	$(11,607)

Net income (loss) per share – basic:
Net income from continuing operations	$0.24	$0.05
Net loss from discontinued operations	(0.22)	(0.49)

Net income (loss)	$0.02	$(0.44)

Net income (loss) per share – diluted:
Net income from continuing operations	$0.24	$0.05
Net income (loss) from discontinued operations	(0.22)	(0.49)

Net income (loss)	$0.02	$(0.44)

Weighted average shares outstanding:
Basic	33,934,347	26,211,130
Diluted	35,229,021	26,630,502

Exhibit (2)

Vince Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(Unaudited, amounts in thousands except

percentages and share and per share data)

	Fiscal Year Ended
	February 1, 2014	February 2, 2013
Net sales	$288,170	$240,352
Cost of products sold	155,154	132,156

Gross profit	133,016	108,196
as a % of net sales	46.2%	45.0%
Selling, general and administrative expenses	83,663	67,260

as a % of net sales	29.0%	28.0%
Income from operations	49,353	40,936
as a % of net sales	17.1%	17.0%
Interest expense, net	18,011	68,684
Other expense, net	679	769

Income (loss) before income taxes	30,663	(28,517)
Provision for income taxes	7,268	1,178

Net income (loss) from continuing operations	23,395	(29,695)
Net loss from discontinued operations, net of tax	(50,815)	(78,014)

Net loss	$(27,420)	$(107,709)

Net income (loss) per share – basic:
Net income (loss) from continuing operations	$0.83	$(1.13)
Net loss from discontinued operations	(1.81)	(2.98)

Net loss	$(0.98)	$(4.11)

Net income (loss) per share – diluted:
Net income (loss) from continuing operations	$0.83	$(1.13)
Net loss from discontinued operations	(1.81)	(2.98)

Net loss	$(0.98)	$(4.11)

Weighted average shares outstanding:
Basic	28,119,794	26,211,130
Diluted	28,272,925	26,211,130

Exhibit (3)

Vince Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	February 1, 2014	February 2, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$21,484	$317
Trade receivables, net	40,198	33,933
Inventories, net	33,956	18,887
Prepaid expenses and other current assets	8,093	5,298
Current assets of discontinued operations	—	141,357

Total current assets	103,731	199,792
Property, plant and equipment, net	13,615	6,988
Intangible assets, net	110,243	110,842
Goodwill	63,746	63,746
Deferred income taxes and other assets	123,007	1,281
Long-term assets of discontinued operations	—	59,475

Total assets	$414,342	$442,124

LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$23,847	$18,478
Accrued salaries and employee benefits	5,425	11,151
Other accrued expenses	9,061	1,276
Current liabilities of discontinued operations	—	159,141

Total current liabilities	38,333	190,046
Long-term debt	170,000	391,434
Deferred income taxes and other	3,443	14,556
Other liabilities	169,015	—
Long-term liabilities of discontinued operations	—	407,353
Stockholders’ equity (deficit)	33,551	(561,265)

Total liabilities and stockholders’ equity (deficit)	$414,342	$442,124

Exhibit (4)

Vince Holding Corp. and Subsidiaries

Consolidated Statements of Operations

Reconciliation of net income on a GAAP basis to “Adjusted net income”

(Unaudited, amounts in thousands except

percentages and share and per share data)

	For the Three Months Ended February 1, 2014
	As Reported	Adjustments		As Adjusted
Net sales	$87,758	$—		$87,758
Cost of products sold	47,616	—		47,616

Gross profit	40,142	—		40,142
Selling, general and administrative expenses	25,212	(2,563	)(a)	22,649

as a % of net sales	28.7%			25.8%
Income from operations	14,930	2,563		17,493
as a % of net sales	17.0%	—		19.9%
Interest expense, net	2,128	772	(b)	2,900
Other expense, net	42	—		42

Income before income taxes	12,760	1,791		14,551
Provision for income taxes	4,449	1,371	(c)	5,820

Net income from continuing operations	8,311	420		8,731
Net loss from discontinued operations, net of tax	(7,729)	7,729	(d)	—

Net income (loss)	$582	$8,149		$8,731

Net income (loss) per share – basic:
Net income (loss) from continuing operations	$0.24	$—		$0.24
Net loss from discontinued operations	(0.22)	0.22		—

Net income	$0.02	$0.22		$0.24

Net income (loss) per share – diluted:
Net income from continuing operations	$0.24	$(0.01)		$0.23
Net loss from discontinued operations	(0.22)	0.22		—

Net income	$0.02	$0.21		$0.23

Weighted average shares outstanding:
Basic	33,934,347	2,789,380	(e)	36,723,727
Diluted	35,229,021	3,046,906	(e)	38,275,927

(a)	To adjust selling, general and administrative expenses to remove public company transition costs incurred by the Company as such costs are not indicative of ongoing operations
(b)	To adjust interest expense to eliminate historical expense and add interest expense per the new $175 million Term Loan Facility and impact of amortization of deferred financing costs
(c)	To adjust historical income taxes and record taxes at 40% of income (loss) which represents the impact of recognizing taxes at the Company’s annual estimated effective tax rate
(d)	To adjust net loss from discontinued operations, net of tax, to eliminate amount as such loss is not indicative of ongoing operations
(e)	To reflect the number of common shares outstanding after the initial public offering and other share activity on a basic and diluted basis

Exhibit (5)

Vince Holding Corp. and Subsidiaries

Consolidated Statements of Operations

Reconciliation of net income on a GAAP basis to “Adjusted net income”

(Unaudited, amounts in thousands except

percentages and share and per share data)

	For the Fiscal Year Ended February 1, 2014
	As Reported	Adjustments		As Adjusted
Net sales	$288,170	$—		$288,170
Cost of products sold	155,154	—		155,154

Gross profit	133,016			133,016
Selling, general and administrative expenses	83,663	(9,751	)(a)	73,912

as a % of net sales	29.0%			25.6%
Income from operations	49,353	9,751		59,104
as a % of net sales	17.1%	—		20.5%
Interest expense, net	18,011	(6,411	)(b)	11,600
Other expense, net	679	—		679

Income before income taxes	30,663	16,162		46,825
Provision for income taxes	7,268	11,462	(c)	18,730

Net income from continuing operations	23,395	4,700		28,095
Net loss from discontinued operations, net of tax	(50,815)	50,815	(d)	—

Net income (loss)	$(27,420)	$55,515		$28,095

Net income (loss) per share – basic:
Net income from continuing operations	$0.83	$(0.06)		$0.77
Net loss from discontinued operations	(1.81)	1.81		—

Net income (loss)	$(0.98)	$1.75		$0.77

Net income (loss) per share – diluted:
Net income from continuing operations	$0.83	$(0.10)		$0.73
Net loss from discontinued operations	(1.81)	1.81		—

Net income (loss)	$(0.98)	$1.71		$0.73

Weighted average shares outstanding:
Basic	28,119,794	8,603,933	(e)	36,723,727
Diluted	28,272,925	10,003,002	(e)	38,275,927

(a)	To adjust selling, general and administrative expenses to remove public company transition costs incurred by the Company as such costs are not indicative of ongoing operations
(b)	To adjust interest expense to eliminate historical expense and add interest expense per the new $175 million Term Loan Facility and impact of amortization of deferred financing costs
(c)	To adjust historical income taxes and record taxes at 40% of income (loss) which represents the impact of recognizing taxes at the Company’s annual estimated effective tax rate
(d)	To adjust net loss from discontinued operations, net of tax, to eliminate amount as such loss is not indicative of ongoing operations
(e)	To reflect the number of common shares outstanding after the initial public offering and other share activity on a basic and diluted basis

Exhibit (6)

Vince Holding Corp. and Subsidiaries

Consolidated Statements of Operations

Reconciliation of net income on a GAAP basis to “Adjusted net income”

(Unaudited, amounts in thousands except

percentages and share and per share data)

	For the Three Months Ended February 2, 2013
	As Reported	Adjustments		As Adjusted
Net sales	$72,831	$—		$72,831
Cost of products sold	40,165	—		40,165

Gross profit	32,666			32,666
Selling, general and administrative expenses	20,329	(3,400	)(a)	16,929

as a % of net sales	27.9%			23.2%
Income from operations	12,337	3,400		15,737
as a % of net sales	16.9%	—		21.6%
Interest expense, net	10,686	(7,786	)(b)	2,900
Other expense, net	190	—		190

Income before income taxes	1,461	11,186		12,647
Provision for income taxes	241	4,818	(c)	5,059

Net income from continuing operations	1,220	6,368		7,588
Net loss from discontinued operations, net of tax	(12,827)	12,827	(d)	—

Net income (loss)	$(11,607)	$19,195		$7,588

Net income (loss) per share – basic:
Net income from continuing operations	$0.05	$0.16		$0.21
Net loss from discontinued operations	(0.49)	0.49		—

Net income (loss)	$(0.44)	$0.65		$0.21

Net income (loss) per share – diluted:
Net income from continuing operations	$0.05	$0.15		$0.20
Net loss from discontinued operations	(0.49)	0.49		—

Net income (loss)	$(0.44)	$0.64		$0.20

Weighted average shares outstanding:
Basic	26,211,130	10,512,597	(e)	36,723,727
Diluted	26,630,046	11,412,597	(e)	38,042,643

(a)	To adjust selling, general and administrative expenses to remove public company transition costs incurred by the Company as such costs are not indicative of ongoing operations
(b)	To adjust interest expense to eliminate historical expense and add interest expense per the new $175 million Term Loan Facility and impact of amortization of deferred financing costs
(c)	To adjust historical income taxes and record taxes at 40% of income (loss) which represents the impact of recognizing taxes at the Company’s annual estimated effective tax rate
(d)	To adjust net loss from discontinued operations, net of tax, to eliminate amount as such loss is not indicative of ongoing operations
(e)	To reflect the number of common shares outstanding after the initial public offering and other share activity on a basic and diluted basis

Exhibit (7)

Vince Holding Corp. and Subsidiaries

Consolidated Statements of Operations

Reconciliation of net income on a GAAP basis to “Adjusted net income”

(Unaudited, amounts in thousands except

percentages and share and per share data)

	For the Fiscal Year Ended February 2, 2013
	As Reported	Adjustments		As Adjusted
Net sales	$240,352	$—		$240,352
Cost of products sold	132,156	—		132,156

Gross profit	108,196			108,196
Selling, general and administrative expenses	67,260	(9,331	)(a)	57,929

as a % of net sales	28.0%			24.1%
Income from operations	40,936	9,331		50,267
as a % of net sales	17.0%	—		20.9%
Interest expense, net	68,684	(57,084	)(b)	11,600
Other expense, net	769	—		769

Income (loss) before income taxes	(28,517)	66,415		37,898
Provision for income taxes	1,178	13,981	(c)	15,159

Net income (loss) from continuing operations	(29,695)	52,434		22,739
Net loss from discontinued operations, net of tax	(78,014)	78,014	(d)	—

Net income (loss)	$(107,709)	$130,448		$22,739

Net income (loss) per share – basic:
Net income (loss) from continuing operations	$(1.13)	$1.75		$0.62
Net loss from discontinued operations	(2.98)	2.98		—

Net income (loss)	$(4.11)	$4.73		$0.62

Net income (loss) per share – diluted:
Net income (loss) from continuing operations	$(1.13)	$1.73		$0.60
Net loss from discontinued operations	(2.98)	2.98		—

Net income (loss)	$(4.11)	$4.71		$0.60

Weighted average shares outstanding:
Basic	26,211,130	10,512,597	(e)	36,723,727
Diluted	26,211,130	11,831,513	(e)	38,042,643

(a)	To adjust selling, general and administrative expenses to remove public company transition costs incurred by the Company as such costs are not indicative of ongoing operations
(b)	To adjust interest expense to eliminate historical expense and add interest expense per the new $175 million Term Loan Facility and impact of amortization of deferred financing costs
(c)	To adjust historical income taxes and record taxes at 40% of income (loss) which represents the impact of recognizing taxes at the Company’s annual estimated effective tax rate
(d)	To adjust net loss from discontinued operations, net of tax, to eliminate amount as such loss is not indicative of ongoing operations
(e)	To reflect the number of common shares outstanding after the initial public offering and other share activity on a basic and diluted basis